EXHIBIT 99.1
                                                                    ------------

[GRAPHIC OMITTED]
PENN TRAFFIC COMPANY





FOR IMMEDIATE RELEASE                                    CONTACT:   Marc Jampole
                                                          Jampole Communications
                                                                    412-471-2463




                PENN TRAFFIC FILES FOR CHAPTER 11 REORGANIZATION
                   AND ANNOUNCES $270 MILLION IN DIP FINANCING


         SYRACUSE, NEW YORK, MAY 30, 2003 - The Penn Traffic Company (OTC: PNFT) and its U.S. subsidiaries today filed voluntary petitions for reorganization under chapter 11 of the U.S. Bankruptcy Code. In its filings in the U.S. Bankruptcy Court for the Southern District of New York in White Plains, the Company indicated that it intends to reorganize and emerge from chapter 11 as quickly as possible.

         Penn Traffic also announced that it has secured a commitment of a $270 million senior secured debtor-in-possession (DIP) financing facility from Fleet Capital Corporation and a syndicate of lenders that were lenders to the Company prior to the filing of the petitions. Penn Traffic expects that the $270 million DIP financing will provide the Company with sufficient financing to operate and pay all vendors during the reorganization process. The Company also expects to be able to access $70 million of the DIP facility upon court approval today of an interim financing order; the full facility is subject to final court approval at a later date.

         "The chapter 11 filing will give us the flexibility we need to address the financial and operational challenges that have hampered our performance," said Joseph V. Fisher, Penn Traffic's President and Chief Executive Officer. "We are gratified by the strong support of our lenders, which we view as an important vote of confidence in our Company, our people and our potential."

         The Company said its decision to reorganize under chapter 11 was based in part on a decline in its liquidity resulting from Penn Traffic's declining operating performance during the fourth quarter of Fiscal 2003 and the first quarter of Fiscal 2004.

         "The operating environment in the supermarket industry has become more challenging because of a weak economy, a decrease in consumer confidence, a lack of food inflation and the increased penetration of the retail food industry by alternative channels of trade, such as super centers and limited assortment stores," said Mr. Fisher.

         "We are determined to complete our reorganization as quickly and as smoothly as possible, while taking full advantage of this chance to make a fresh start and reposition Penn Traffic for the future," said Fisher. "We deeply regret any adverse effect today's action may have on our employees, vendors, other business partners and investors. After considering a wide range of alternatives, however, it became clear to our Board of Directors that this course of action was the only way to address the Company's most challenging problems.

         "I am confident that our significant resources, modern store base, lender support, dedicated vendors and hard-working employees will enable Penn Traffic to emerge from this process as a stronger, more dynamic, more profitable enterprise with a well-defined position in the supermarket industry," said Mr. Fisher.

         During the restructuring process, vendors, suppliers and other business partners will be paid under normal terms for goods and services provided during the reorganization.

         Penn Traffic reported that all 212 Penn Traffic stores are open and serving customers. The move does not affect the Company's gift certificates, store credits or Wild Card loyalty card programs. Penn Traffic's employees are being paid in the usual manner and their medical, dental, life and disability insurance and other benefits are expected to continue without disruption. The Company's pension plan and savings plans are maintained independently of the Company and are protected under federal law. The Company will continue to administer the plans.

         Penn Traffic also announced that Steven G. Panagos has been named Chief Restructuring Officer, a new position, effective immediately. Mr. Panagos will be actively engaged in advising Penn Traffic on reorganization matters and working with the senior management team to rebuild and reposition the Company. Mr. Panagos has vast retail experience. As interim CEO of Crown Books, he led that company out of chapter 11, and has also helped numerous other companies with financial restructuring counsel, including Federated Department Stores, Maidenform, Metromedia Fiber Network and Montgomery Ward. Mr. Panagos is a Managing Director of Kroll Zolfo Cooper, a prominent New York-based financial consulting firm with extensive experience in financial restructurings.

         Penn Traffic also announced that Martin A. Fox, Penn Traffic's Executive Vice President and Chief Financial Officer and a Director of the Company, has resigned as an officer and director of the Company. Mr. Fox resigned for personal reasons and not as the result of the chapter 11 filing or any other Company issue.

         "Marty Fox has worked tirelessly for years for Penn Traffic and I will personally miss his keen business insight and broad financial experience," said Mr. Fisher.

         Mr. Fisher outlined the strategic, operational and financial initiatives that the Company intends to continue or implement during the reorganization process:

o Enhance the Company's merchandising through the continued implementation of programs designed to:
     >> Refine the assortment and enhance the quality and presentation of products in Penn Traffic stores
     >>   Improve the efficiency and effectiveness of promotional spending
     >> Introduce products and services to address the evolving lifestyles of customers.
o Improve store operations through a continued focus on the consistent delivery of high-quality products and excellent customer service in a pleasant shopping environment.
o    Strengthen its management development programs.
o Reduce and contain costs throughout the Company's operations, while maintaining the Company's quality and service goals through reengineering the organization and reducing shrink.
o Evaluate the performance of every store and the terms of every lease in the Penn Traffic portfolio with the objective of refining its store base this year to increase cash flow and return on invested capital.

         Penn Traffic said that it filed a number of first day motions in the bankruptcy court in White Plains, including requests to obtain interim financing authority, to pay employees in the ordinary course of business and for other relief to minimize the disruption of the chapter 11 process on the Company.

         In its filing documents, Penn Traffic and its U.S. subsidiaries listed total assets of $742 million of assets at book value and total liabilities of $678 million as of the fiscal year ended February 1, 2003.

         More information about Penn Traffic's reorganization case is available at the following numbers: Employees: 1-877-807-7097 (toll-free); Customers:
800-724-0205 (toll-free); Vendors and Suppliers: 315-461-2341.

FORWARD-LOOKING STATEMENTS

         Certain statements included in this press release which are not statements of historical fact are intended to be, and are hereby identified as, "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Without limiting the foregoing, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," "project" and other similar expressions are intended to identify forward-looking statements. The Company cautions readers that forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievement expressed or implied by such forward-looking statements. Such factors include, among other things, the Company's ability to improve its operating performance and effectuate its business plans; the ability of the Company to continue as a going concern; the ability of the Company to operate pursuant to the terms of the DIP facility; court approval of the Company's first day papers and other motions prosecuted by it from time to time; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the chapter 11 cases; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the cases to chapter 7 cases; the ability of the Company to obtain trade credit, and shipments and terms with vendors and service providers for current orders; the Company's ability to maintain contracts that are critical to its operations; potential adverse developments with respect to the Company's liquidity or results of operations; general economic and business conditions; competition, including increased capital investment and promotional activity by the Company's competitors; availability, location and terms of sites for store development; the successful implementation of the Company's capital expenditure program; labor relations; labor and employee benefit costs including increases in health care and pension costs and the level of contributions to the Company sponsored pension plans; and the outcome of pending or yet-to-be instituted legal proceedings and governmental investigations. Penn Traffic cautions that the foregoing list of important factors is not exhaustive.


******************************************************************************


         The Penn Traffic Company operates 212 supermarkets in Ohio, West Virginia, Pennsylvania, upstate New York, Vermont and New Hampshire under the "Big Bear," "Big Bear Plus," "BiLo," "P&C" and "Quality" trade names. Penn Traffic also operates a wholesale food distribution business serving 80 licensed franchises and 66 independent operators.